UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2016

pSivida Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Watertown, MA

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 7, 2016, pSivida Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the underwriters listed on Schedule I thereto (the “Underwriters”), related to a public offering (the “Offering”) of 4,000,000 shares of the Company’s common stock at a price to the public of $4.00 per share pursuant to a registration statement on Form S-3 (File No. 333-208115) and a related prospectus supplement. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 440,000 shares of Common Stock. Subject to customary closing conditions, the Offering is expected to close on January 12, 2016.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

An opinion dated January 7, 2016 regarding the legality of the issuance and sale of the common stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On January 6, 2016, the Company issued a press release announcing the Offering and on January 7, 2016, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated January 7, 2016, by and among the Company and Ladenburg Thalmann & Co. Inc. as representatives of the several underwriters listed on Schedule I thereto.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Press Release dated January 6, 2016.

99.2	Press Release dated January 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

By:	/s/ Lori Freedman
Lori Freedman
Vice President, Corporate Affairs, General Counsel and Secretary

Date: January 8, 2016

Index to Exhibits

1.1	Underwriting Agreement, dated January 7, 2016, by and among the Company and Ladenburg Thalmann & Co. Inc. as representatives of the several underwriters listed on Schedule I thereto.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Press Release dated January 6, 2016.

99.2	Press Release dated January 7, 2016.